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                                                                    EXHIBIT 99.1
(IASIS LOGO)


INVESTOR CONTACT:                                     NEWS MEDIA CONTACT:
David R. White                                        Tomi Galin
Chairman, President and Chief Executive Officer       Vice-President, Marketing
   or                                                 & Communications
W. Carl Whitmer                                       (615) 467-1255
Chief Financial Officer
(615) 844-2747


          IASIS HEALTHCARE(R) ANNOUNCES $100 MILLION PRIVATE PLACEMENT
                          OF SENIOR SUBORDINATED NOTES

FRANKLIN, Tennessee, (May 22, 2003) - IASIS Healthcare(R) Corporation announced today that it intends to offer, through a private placement, subject to market and other conditions, up to $100 million aggregate principal amount of new Senior Subordinated Notes due 2009. The Company's obligations under the Senior Subordinated Notes will be fully and unconditionally guaranteed on a senior subordinated basis by substantially all of the Company's subsidiaries. The private placement is expected to close in June 2003. The expected net proceeds of the private placement will be used to repay existing indebtedness and for working capital and general corporate purposes, including capital expenditures.

         The Senior Subordinated Notes have not and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

         The Company has received an amendment to its bank credit facility, conditioned upon the sale of the Senior Subordinated Notes. Among other things, the amendment provides for revisions to certain financial covenants, including increasing the Company's capital expenditure limitation in fiscal year 2004 to $165 million.

         IASIS Healthcare(R) Corporation, located in Franklin, Tenn., is a leading owner and operator of acute care hospitals and develops and operates networks of medium-sized hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. Currently, IASIS Healthcare(R) owns or leases 14 hospitals with a total of 2,116 beds in service. These hospitals are located in four regions:
Salt Lake City, UT; Phoenix, AZ; Tampa-St. Petersburg, FL; and three cities in Texas, including San Antonio. IASIS Healthcare(R) also operates three ambulatory surgery centers and a Medicaid managed health plan that currently serves over 60,900 members in Arizona. For more information on IASIS Healthcare(R) Corporation, please visit the Company's website at www.iasishealthcare.com.


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IASIS Announces Private Placement
Page 2
May 22, 2003


         This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. The forward-looking statements contained in this press release are subject to risks and uncertainties that could affect the Company's ability to successfully complete the private placement of the Senior Subordinated Notes, such as general market conditions and uncertainties relating to the ability of the Company to use effectively the proceeds from the sale of the Senior Subordinated Notes. Investors are directed to consider the risks, uncertainties and other matters detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, and from time to time in our filings with the Securities and Exchange Commission.

         In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



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